                                                                 Exhibit 4b (80)

                      THE CLEVELAND ELECTRIC ILLUMINATING
                                     COMPANY


                                       TO


                            THE CHASE MANHATTAN BANK,
                                   as Trustee.


                        Eightieth Supplemental Indenture

                           Dated as of _________, 1999

                  First Mortgage Bonds, 6.86% Series A due 2008

         Eightieth Supplemental Indenture, dated as of __________, 1999, made by and between THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (the "Company"), and THE CHASE MANHATTAN BANK (successor by merger to The Chase Manhattan Bank (National Association), which in turn was successor to Morgan Guaranty Trust Company of New York, formerly Guaranty Trust Company of New York), a corporation organized and existing under the laws of the State of New York (the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1940, hereinafter mentioned:

                                    RECITALS

         In order to secure first mortgage bonds of the Company ("Bonds"), the Company has heretofore executed and delivered to the Trustee the Mortgage and Deed of Trust dated July 1, 1940 (the "1940 Mortgage") and seventy-nine supplemental indentures thereto ("Supplemental Indentures"); and

         The 1940 Mortgage, as supplemented and modified by said Supplemental Indentures and by this Eightieth Supplemental Indenture, will be hereinafter collectively referred to as the "Indenture" and this Eightieth Supplemental Indenture will be hereinafter referred to as "this Supplemental Indenture"; and

         The Indenture provides among other things that the Company, from time to time, in addition to the Bonds authorized to be executed, authenticated and delivered pursuant to other provisions therein, may execute and deliver additional Bonds to the Trustee and the Trustee shall thereupon authenticate and deliver such Bonds to or upon the order of the Company; and

         The Company has determined to create pursuant to the provisions of the Indenture a new series of first mortgage bonds designated as "First Mortgage Bonds, 6.86% Series A due 2008" with the denominations, rate of interest, date of maturity, redemption provisions, exchange provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

         The Bonds of this Series are being issued in order to be exchanged, pursuant to the terms of a registered exchange offer, for the outstanding First Mortgage Bonds, 6.86% Series due 2008 issued pursuant to the Seventy-Eighth Supplemental Indenture (the "Initial Bonds"), which Initial Bonds have the denominations, rate of interest, date of maturity, redemption provisions, exchange provisions and other provisions and agreements in respect thereof identical to the Bonds of this Series (except with respect to transfer restrictions); and

         The Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and

         All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         That The Cleveland Electric Illuminating Company, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents and for other valuable considerations, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the Trust under the Indenture, for the benefit of those who shall hold the Bonds and coupons, if any, issued and to be issued thereunder and under this Supplemental Indenture as hereinafter provided, as follows:


                                    ARTICLE I

                              CONFIRMATION OF 1940
                      MORTGAGE AND SUPPLEMENTAL INDENTURES
                      ------------------------------------

         The 1940 Mortgage (as modified in Article V of the Supplemental Indenture dated December 1, 1947, Article V of the Supplemental Indenture dated May 1, 1954, Article V of the Supplemental Indenture dated March 1, 1958,
Article V of the Supplemental Indenture dated January 15, 1969, Article III of the Supplemental Indenture dated November 23, 1976 and Article III of the Supplemental Indenture dated April 15, 1985) and the Supplemental Indentures dated July 1, 1940, August 18, 1944, December 1, 1947, September 1, 1950, June 1, 1951, May 1, 1954, March 1, 1958, April 1, 1959, December 20, 1967, January
15, 1969, November 1, 1969, June 1, 1970, November 15, 1970, May 1, 1974, April
15, 1975, April 16, 1975, May 28, 1975, February 1, 1976, November 23, 1976,
July 26, 1977, September 27, 1977, May 1, 1978, September 1, 1979, April 1,
1980, April 15, 1980, May 28, 1980, June 9, 1980, December 1, 1980, July 28,
1981, August 1, 1981, March 1, 1982, July 15, 1982, September 1, 1982, November
1, 1982, November 15, 1982, May 24, 1983, May 1, 1984, May 23, 1984, June 27,
1984, September 4, 1984, November 14, 1984, November 15, 1984, April 15, 1985,
May 28, 1985, August 1, 1985, September 1, 1985, November 1, 1985, April 15,
1986, May 14, 1986, May 15, 1986, February 25, 1987, October 15, 1987, February
24, 1988, September 15, 1988, May 15, 1989, June 13, 1989, October 15, 1989,
January 1, 1990, June 1, 1990, August 1, 1990, May 1, 1991, May 1, 1992, July
31, 1992, January 1, 1993, February 1, 1993, May 20, 1993, June 1, 1993,
September 15, 1994, May 1, 1995, May 2, 1995, June 1, 1995, July 15, 1995,
August 1, 1995, June 15, 1997, August 1, 1997, October 15, 1997, June 1, 1998,
October 1, 1998 and October 1, 1998, respectively, are hereby in all respects confirmed.



                                   ARTICLE II

                        CREATION, PROVISIONS, REDEMPTION,
                PRINCIPAL AMOUNT AND FORM OF BONDS OF THIS SERIES
                -------------------------------------------------


         Section 2.01 The Company hereby creates a new series of Bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, 6.86% Series A due 2008" of the Company and hereinabove and hereinafter called the "Bonds of this Series." The Bonds of this Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture.


         Section 2.02 The Bonds of this Series shall be issued as fully registered Bonds only, without coupons, in the denominations of $1,000 or any multiple thereof.

         Section 2.03 (a) The Bonds of this Series shall be dated the date of authentication, shall mature on October 1, 2008, and shall bear interest from the time hereinafter provided at the rate of 6.86% per annum payable on April 1 and October 1 in each year starting on October 1, 1999 (each such date hereinafter called an "interest payment date") on and until maturity, or, in the case of any such Bonds duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any such Bonds, until the Company's obligation with respect to the payment of the principal shall be discharged as provided in the Indenture. If a Bond of this Series is authenticated and delivered in exchange for an Initial Bond between a record date for the payment of interest on that Initial Bond and the related interest payment date, the interest that accrues on the Bond of this Series from the date of authentication thereof to that interest payment date shall be payable to the Person in whose name such Bond of this Series was issued on its issuance date.

         (b) The Bonds of this Series shall be payable as to principal (and premium, if any) and interest at the agency of the Company in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, or, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest on, all Global Bonds (as hereinafter defined) and all other Bonds the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent.

         (c) Except as hereinafter provided, each Bond of this Series shall bear interest from the most recent date to which interest has been paid or, if no interest has been paid, then from ________, 1999, until the principal of such Bond is paid. Interest on the Bonds of this Series shall be computed on the basis of twelve 30-day months and a 360-day year.

         (d) The interest payable on any interest payment date shall be paid to the respective persons in whose names the Bonds of this Series shall be registered at the close of business on the Record Date next preceding such interest payment date; provided, however, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date (other than an interest payment date that is a redemption date or maturity date), such defaulted interest shall be paid to the respective persons in whose names such outstanding Bonds of this Series are registered at the close of business on a date (the "Subsequent Record Date") not less than 10 days nor more than 30 days next preceding the date of payment of such defaulted interest, such Subsequent Record Date to be established by the Company by notice given by mail by or on behalf of the Company to the registered owners of Bonds of this Series not less than 10 days next preceding such Subsequent Record Date. If any interest payment date should fall on a day that is not a business day, then such interest payment date shall be the next succeeding business day.

         (e) The term "Record Date" shall mean, with respect to any interest payment date of any Bond of this Series, the close of business on the fifteenth day (whether or not a business day at the place of payment) of the calendar month next preceding such interest payment date.


         Section 2.04 The Bonds of this Series shall be redeemable as provided in this Article II, subject to the provisions contained in Article IV of the Indenture and the form of Bond of this Series.

         Section 2.05 (a) The Bonds of this Series will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (1) 100% of their principal amount and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus thirty-seven and one-half [37.5] basis points, plus, in the case of each of clause (1) and (2), accrued interest to the date of redemption.

         (b) For purposes of this Section 2.05, the following terms shall have the meanings set forth below:

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the series of Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Bonds.

                  "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company.

                  "Comparable Treasury Price" means (1) the average of four Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Reference Treasury Dealer" means (1) Morgan Stanley & Co. Incorporated, and Credit Suisse First Boston Corporation and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue

         (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. New York City time, on the third Business Day preceding such redemption date.

                  "Treasury Rate" means, with respect to any redemption date,
         (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)", or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.


         Section 2.06 Subject to the applicable provisions of the Indenture, written notice of redemption of Bonds of this Series pursuant to this Supplemental Indenture shall be given by the Trustee by mailing to each registered owner of such Bonds to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds. Any notice of redemption shall be mailed at least 30 days, but no more than 60 days, prior to the redemption date. In the event of partial redemption of Bonds of this Series, the Trustee shall select the Bonds of this Series to be redeemed, subject to the provisions of this Supplemental Indenture, in such manner as the Trustee shall deem appropriate and fair.


         Section 2.07 Any Bonds of this Series at any time purchased or otherwise acquired by the Company shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.


         Section 2.08 All Bonds of this Series redeemed as provided in Sections 2.04, 2.05 and 2.06 shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same. In the event that part of a Bond of this Series shall be redeemed as provided in said Sections 2.04, 2.05 and 2.06, the registered owner may, at its option, surrender such Bond to the Trustee for cancellation, in which event the Trustee shall cancel such Bond and the Company shall execute and the Trustee shall authenticate and deliver to the registered owner Bonds of this Series in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to the unpaid balance of the principal amount of such surrendered Bond of this Series.

         Section 2.09 The aggregate principal amount of Bonds of this Series which may be authenticated and delivered hereunder shall not exceed $125,000,000, except as otherwise provided in the Indenture.

         Section 2.10 (a) Bonds of this Series shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the legend set forth below (each, a "Global Bond"), which shall be deposited on behalf of the Holders with the Trustee, at its New York office, as the initial custodian with respect to a Global Bond ("Securities Custodian"), and registered in the name of The Depository Trust Company, its nominees and their respective successors ("Depository") or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Global Bond may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.


         (b) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Supplemental Indenture or the Indenture with respect to any Global Bond held on their behalf by the Depository or by the Trustee as the Securities Custodian or under such Global Bond, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Bond.

         (c) Except as provided in this Section 2.10 or Article III, owners of beneficial interests in Global Bonds will not be entitled to receive physical delivery of Bonds of this Series.

         (d) The form of the fully registered Bonds of this Series, and of the Trustee's certificate of authentication thereon, shall be substantially as follows:

                         [FORM OF FULLY REGISTERED BOND]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE CLEVELAND ELECTRIC ILLUMINATING COMPANY ("COMPANY") OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                Incorporated under the laws of the State of Ohio
                  FIRST MORTGAGE BOND, 6.86% SERIES A Due 2008

No.                                                                 $125,000,000

         THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________, or registered assigns, the sum of _____________________________Dollars ($___________) or the aggregate unpaid principal amount hereof, whichever is less, on October 1, 2008, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency from the time hereinafter provided, at the rate per annum specified in the title hereof, such interest to be payable on April 1 and October 1 in each year starting on October 1, 1999 (each such date herein called an "interest payment date"), and on and until the date of maturity of this Bond, or, if this Bond shall be duly called for redemption, on and until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in said Indenture. Interest on this Bond shall be computed on the basis of twelve 30-day months and a 360-day year. Except as hereinafter provided, this Bond shall bear interest from the most recent date to which interest has been paid or, if no interest has been paid, then from the date of initial authentication of this Bond, until the principal of this Bond has been paid or duly provided for. The interest payable on any interest payment date shall be paid to the person in whose name this Bond shall be registered at the close of business on the Record Date (as hereinafter defined) or, in the case of defaulted interest, on a day preceding the date of payment thereof established by notice to the registered owner of this Bond in the manner and to the person as provided in the Supplemental Indenture. If this Bond is authenticated and delivered in exchange for an Initial Bond between a record date for the payment of interest on that Initial Bond and the related interest payment date, the interest that accrues on this Bond from the date of authentication thereof to that interest payment date shall be payable to the Person in whose name this Bond was issued on its issuance date.

         Principal of and interest on this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York, or, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest on this Bond if this Bond is held on behalf of the beneficial owners hereof by a Securities Custodian or Depository or if the Holder of this Bond is the Holder of Bonds of this Series in the aggregate principal amount of at least $100,000 and such Holder shall have provided written wire transfer instructions to the Company or the Paying Agent.

         This Bond is one of the duly authorized Bonds of the Company (herein called the "Bonds"), all issued and to be issued under and equally secured by a Mortgage and Deed of Trust dated July 1, 1940, executed by the Company to Guaranty Trust Company of New York (subsequently Morgan Guaranty Trust Company of New York and then The Chase Manhattan Bank (National Association)), now succeeded by The Chase Manhattan Bank, as Trustee (herein called the "Trustee"), and all indentures supplemental thereto (said Mortgage as so supplemented herein called the "Indenture") to which reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owner or owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the First Mortgage Bonds, 6.86% Series A due 2008 (herein called the "Bonds of this Series") limited, except as otherwise provided in the Indenture, in aggregate principal amount to $125,000,000, issued under and secured by the Indenture and described in the Eightieth Supplemental Indenture dated as of ___________, 1999, between the Company and the Trustee (herein called the "Supplemental Indenture").

         This Bond is issued pursuant to a registered exchange offer under which an Initial Bond of the Company, in like principal amount and having identical terms to this Bond, except with respect to transfer restrictions, was exchanged for this Bond.

         The Bonds of this Series are redeemable as a whole or in part, at the option of the Company at any time, as provided in Article II of the Supplemental Indenture, at a redemption price equal to the greater of (1) 100% of their principal amount and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus thirty-seven and one-half [37.5] basis points, plus, in the case of each of clause (1) and (2), accrued interest to the date of redemption.

         Any redemption of the Bonds of this Series shall be made after written notice has been given by the Trustee by mailing to each registered owner of such Bonds to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds. Any notice of redemption shall be mailed at least 30 days, but no more than 60 days, prior to the redemption date. In the event of partial redemption of Bonds of this Series, the Trustee shall select the Bonds of this Series to be redeemed, subject to the provisions of the Indenture, in such manner as the Trustee shall deem appropriate and fair. Any notice of redemption of the Bonds of this Series may be conditional on the Company depositing funds with the Trustee, or irrevocably directing the

Trustee to apply moneys held by it, sufficient to pay the redemption price thereof, and if such funds are not so deposited or such direction is not given, such notice shall be of no effect.

         To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected, by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Bond. In the Nineteenth Supplemental Indenture dated November 23, 1976 between the Company and the Trustee, the Company has reserved the right to make certain modifications of the Indenture, not including modifications which will affect the status of payment of the principal of or interest on this Bond, without any vote, consent or other action by the holders of Bonds of any series established in the Nineteenth Supplemental Indenture or in any subsequent supplemental indenture.

         If an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

         The term "Record Date" shall mean, with respect to any interest payment date of any Bond of this Series, the close of business on the fifteenth day (whether or not a business day at the place of payment) of the calendar month next preceding such interest payment date.

         Subject to the limitations provided in the Indenture, this Bond, with or without others of the same series, may be exchanged for one or more new fully registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; without charge except for any tax or taxes or other governmental charges incidental to such exchange and subject to the terms and conditions set forth in the Indenture. Except as otherwise provided herein with respect to the payment of interest, the Company, the agencies of the Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving any payment and for all other purposes.

         No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution or statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

         This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate of authentication endorsed hereon.

         IN WITNESS WHEREOF, The Cleveland Electric Illuminating Company has caused this Bond to be signed in its name by its President or a Vice President (whose signature may be manual or a facsimile thereof) and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary (whose signature may be manual or a facsimile thereof).

Dated:                                      THE CLEVELAND ELECTRIC ILLUMINATING
                                            COMPANY


Attest:                                     By:_________________________________

---------------------
Secretary


              [FORM OF TRUSTEE'S OF CERTIFICATE OF AUTHENTICATION]

         This Bond is one of the Bonds of the series designated and described in the within-mentioned Indenture and Supplemental Indenture.

                                           THE CHASE MANHATTAN BANK, TRUSTEE

                                           By: _________________________________
                                           Authorized Officer

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Bond, fill in the form below:

         I or we assign and transfer this Bond to

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
(Insert assignee's Soc. Sec. or Tax I.D. No.)

And irrevocably appoint ________________________________________________________
agent to transfer this Bond on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ________________________     Your Signature: _____________________________


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Bond.



                        [TO BE ATTACHED TO GLOBAL BONDS]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL BOND

    The following increases or decreases in this Global Bond have been made:

                    Amount of            Amount of                                        Signature of
                   decrease in          increase in         Principal amount of        authorized officer
                 Principal Amount     Principal Amount        this Global Bond           of Trustee or
Date of              of this           of this Global          following such              Securities
Exchange            Global Bond             Bond             decrease or increase          Custodian
--------            -----------             ----             --------------------          ---------


                     [END OF FORM OF FULLY REGISTERED BOND]

                                  ARTICLE III

                         TRANSFER AND EXCHANGE OF BONDS
                         ------------------------------

         Section 3.01 TRANSFER AND EXCHANGE OF GLOBAL BONDS AND BENEFICIAL INTERESTS THEREIN.

         (a) The transfer and exchange of Global Bonds or beneficial interests therein shall be effected through the Depository in accordance with this Supplemental Indenture and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Bond shall deliver to the Security Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Bond. The Security Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Bond and to debit the account of the Person making the transfer the beneficial interest in the Global Bond being transferred.

         (b) Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 3.05), a Global Bond may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         Section 3.02 CANCELLATION OR ADJUSTMENT OF GLOBAL BOND. At such time as all beneficial interests in a Global Bond have either been exchanged for certificated Bonds, redeemed, repurchased or canceled, such Global Bond shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for certificated Bonds, redeemed, repurchased or canceled, the principal amount of Bonds represented by such Global Bond shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Bond) with respect to such Global Bond, by the Trustee or the Securities Custodian, to reflect such reduction.

         Section 3.03 OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF BONDS.


         (a) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Bonds at the Security Registrar's request.


         (b) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.


         (c) Prior to the due presentation for registration of transfer of any Bond, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the Person in whose name a Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond and for all other purposes whatsoever, whether or not such Bond is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

         (d) All Bonds issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture and the Indenture shall evidence the same debt and shall be entitled to the same benefits under this Supplemental Indenture and the Indenture as the Bonds surrendered upon such transfer or exchange.


         Section 3.04 NO OBLIGATION OF THE TRUSTEE. At such time as all beneficial interests in a GlobalThe Trustee shall have no responsibility or obligation to any beneficial owner of a Global Bond, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Bonds or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Bonds. All notices and communications to be given to the Holders and all payments to be made to Holders under the Bonds shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Bond). The rights of beneficial owners in any Global Bond shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

         Section 3.05 ISSUANCE OF DEFINITIVE BONDS.

         (a) A Global Bond deposited with the Depository or with the Securities Custodian pursuant to Section 2.10 shall be transferred to the beneficial owners thereof in the form of Definitive Bonds in an aggregate principal amount equal to the principal amount of such Global Bond, in exchange for such Global Bond, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Bond or if at any time such Depository ceases to be a "clearing agency" registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Bonds under this Supplemental Indenture.

         (b) Any Global Bond that is transferable to the beneficial owners thereof pursuant to this Section 3.05 shall be surrendered by the Depository to the Trustee located in New York, New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Bond, an equal aggregate principal amount of Definitive Bonds of authorized denominations. Any portion of a Global Bond transferred pursuant to this Section 3.05 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct.

         (c) Subject to the provisions of this Section 3.05, the registered Holder of a Global Bond may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture or the Indenture or the Bonds.

         (d) In the event of the occurrence of any of the events specified in
Section 3.05(a), the Company will promptly make available to the Trustee a reasonable supply of Definitive Bonds in definitive, fully registered form without interest coupons.


                                   ARTICLE IV

                                   THE TRUSTEE
                                   -----------


         Section 4.01 The Trustee hereby accepts the trusts hereby declared and provided upon the terms and conditions in the Indenture set forth and upon the terms and conditions set forth in this Article IV.


         Section 4.02 The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate.


         Section 4.03 The Trustee shall act as initial Paying Agent and as initial Securities Custodian.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                                    EXECUTION

         IN WITNESS WHEREOF, said The Cleveland Electric Illuminating Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Corporate Secretary or an Assistant Secretary, and said The Chase Manhattan Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents or one of its Corporate Trust Officers, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Assistant Secretaries, all as of the day and year first above written.


                                     THE CLEVELAND ELECTRIC ILLUMINATING COMPANY


                                     By:________________________________________
                                        Richard H. Marsh, Vice President

Attest:


-------------------------------------
Nancy C. Ashcom, Corporate Secretary


Signed, sealed and acknowledged by
The Cleveland Electric Illuminating Company in the presence of


-------------------------------------
Thomas C. Navin



-------------------------------------
Cynthia A. LaFlame

                                   THE CHASE MANHATTAN BANK, AS TRUSTEE


                                   By:__________________________________________
                                      James P. Freeman, Assistant Vice President


Attest:


-------------------------------------
R. Lorenzen, Senior Trust Officer

Signed, sealed and acknowledged by
The Chase Manhattan Bank
in the presence of


-------------------------------------
W. Keenan


-------------------------------------
Melissa Goldsmith

As witnesses

STATE OF OHIO

COUNTY OF SUMMIT

          On this ____ day of ________, 1999, before me personally appeared Richard H. Marsh and Nancy C. Ashcom, to me personally known, who being by me severally duly sworn, did say that they are a Vice President and the Corporate Secretary, respectively, of The Cleveland Electric Illuminating Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to the free act and deed of said corporation.


                                  ------------------------------------------
                                  Notary Public
                                  Susie M. Hoisten
                                  Residence - Summit County
                                  State Wide Jurisdiction, Ohio
                                  My Commission expires November 19, 2001

STATE OF NEW YORK

COUNTY OF NEW YORK


          On this ____ day of _________, 1999, before me personally appeared James P. Freeman and R. Lorenzen, to me personally known, who being by me severally duly sworn, did say that they are a Vice President and a Senior Trust Officer, respectively, of The Chase Manhattan Bank, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to the free act and deed of said corporation.


                                  ------------------------------------------
                                  Notary Public
                                  Annabelle DeLuca



         This instrument prepared by: FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308.